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                                                                    EXHIBIT 4.01

                            MERRIMAC INDUSTRIES, INC.
                             2001 STOCK OPTION PLAN

         1. Purpose. The purposes of the 2001 Stock Option Plan (the "Plan") are to induce certain individuals to remain in the employ, or to continue to serve as directors of, or consultants or advisors to, Merrimac Industries, Inc. (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new individuals to enter into such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options ("Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (i) "incentive stock options" (which term shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Code) or (ii) options which are not incentive stock options ("non-qualified stock options") or (iii) a combination thereof, as determined by the Committee (the "Committee") referred to in Section 5 hereof at the time of the grant thereof.

         2. Effective Date of Plan. The Plan became effective on April 20, 2001, subject to ratification by the stockholders of the Company.

         3. Stock Subject to Plan. 175,000 of the authorized but unissued shares of the common stock, $0.01 par value, of the Company (the "Common Stock") are hereby reserved for issue upon the exercise of Options granted under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

         4. Administration. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-qualified stock option and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 4 shall



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be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.


         5. Committee. The Committee shall consist of two or more members of the Board. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

         6. Eligibility. An Option may be granted only to a key employee of the Company or a Subsidiary or to a director of the Company or a Subsidiary who is not an employee of the Company or a Subsidiary or to an independent consultant or advisor who renders services to the Company or a Subsidiary.

         7. Option Prices.

                  (a) The initial per share option price of any Option shall be the price determined by the Committee, but not less than the fair market value of a share of the Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of the Common Stock on the date of grant.

                  (b) For all purposes of the Plan, the fair market value of a share of the Common Stock on any date shall be equal to (i) the closing sale price of the Common Stock on the American Stock Exchange on such date or (ii) if there is no sale of the Common Stock on such Exchange on such date, the average of the bid and asked prices on such Exchange at the close of the market on such business day.

         8. Option Term. Participants shall be granted Options for such term as the Committee shall determine, not in excess of 10 years from the date of the granting thereof; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof.

         9. Limitations on Amount of Options Granted.

                  (c) The aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

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                  (d) No Participant shall, during any fiscal year of the
Company, be granted Options under the Plan to purchase more than 15,000 shares of the Common Stock.

         10. Exercise of Options.

                  (a) Except as otherwise determined by the Committee at the time of grant, a Participant may not exercise an Option during the period commencing on the date of the grant of such Option to him or her and ending on the day immediately preceding the first anniversary of such date. Except as otherwise determined by the Committee at the time of grant, a Participant may, during the period commencing on the first anniversary of the date of the grant of an Option to him or her and ending at the time the Option expires pursuant to the terms hereof, exercise such Option with respect to all of the shares granted thereby.

                  (b) Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

                  (c) An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified; provided, however, that all or any portion of such payment may be made in kind by the delivery of shares of the Common Stock having a fair market value equal to the portion of the option price so paid; provided further, however, that no portion of such payment may be made by delivering shares of the Common Stock acquired upon the exercise of an Option if such shares shall not have been held by the Participant for at least six months; and provided further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Securities Exchange Act of 1934, as amended, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Common Stock issuable upon such exercise.

                  (d) The Committee may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

         11. Transferability. (a) Except as otherwise provided in Section 11(b) hereof, no Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to such Participant may be exercised only by him or her.

                  (b) A Participant may, with the prior approval of the Committee, transfer for no consideration an Option which is a non-qualified stock option to or for the benefit of the Participant's Immediate Family, a trust for the exclusive benefit of the Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The term "Immediate Family" shall mean the Participant's children, stepchildren,


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grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships or any person sharing the Participant's household (other than a tenant or employee).

         12. Termination of Employment or Service. Unless otherwise determined by the Committee, in the event a Participant's employment or service with the Company and the Subsidiaries terminates by reason of his or her death, each Option therefore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall immediately become exercisable in full and shall terminate upon the earlier to occur of the expiration of 12 months after the date of his or her death and the date of termination specified in such Option. Unless otherwise determined by the Committee, in the event a Participant's employment or service with the Company and the Subsidiaries terminates by reason of his or her disability, each Option therefore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall immediately become exercisable in full and shall terminate upon the earlier to occur of the expiration of 12 months after the date of his or her disability and the date of termination specified in such Option. Unless otherwise determined by the Committee, in the event a Participant's employment or service with the Company and the Subsidiaries terminates by reason of his or her retirement, each Option therefore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall immediately become exercisable in full and shall terminate upon the earlier to occur of the expiration of three months after the date of his or her retirement and the date of termination specified in such Option. Unless otherwise determined by the Committee, in the event the employment or service of a Participant is terminated by the Company and its Subsidiaries for any reason other than death, disability, retirement or cause, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall terminate upon the earlier to occur of the expiration of 30 days after the date of his or her termination and the date of termination specified in such Option. Unless otherwise terminated by the Committee in the event a Participant leaves the employ or service of the Company and its Subsidiaries by reason of his or her voluntary action or for cause prior to death, disability or retirement, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate forthwith. For purposes of the foregoing (a) "disability" means total disability as determined in accordance with the terms of any long-term disability plan maintained by the Company or the Subsidiaries (or, if the Company and the Subsidiaries have no such plan, as determined by the Committee) (b) "retirement" means termination of employment in accordance with the retirement provisions of any retirement plan maintained by the Company or the Subsidiaries (or, if the Company and the Subsidiaries have no such plan, at or after age 65) and (c) "cause" means (i) a plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (ii) a material breach by a Participant of a fiduciary duty owed to the Company or any of its Subsidiaries, (iii) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Subsidiaries and (iv) the willful and continued failure or gross neglect on the part of a Participant to perform his or her employment duties.

         13. Adjustment of Number of Shares. In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option and the number of shares of the Common Stock


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reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option, the number of shares set forth in Section 9(b) hereof and the number of shares set forth in Section 20(b)(i) hereof shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option, for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option, for each share of the Common Stock referred to in Section 9(b) hereof and for each share of the Common Stock referred to in Section 20(b)(i) hereof, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified in this Section 13, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option, the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option, the number or kind of shares referred to in
Section 9(b) hereof and number or kind of shares referred to in Section 20(b)(i) hereof, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement or certificate entered into in accordance with the provisions of the Plan. In the case of any substitution or adjustment in accordance with the provisions of this
Section 13, the option price in each stock option agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement or certificate. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided in the second sentence of this Section 13, each Option, to the extent not theretofore exercised, shall terminate forthwith.

         14. Purchase for Investment, Withholding and Waivers. Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine. In the case of each non-qualified stock option, a condition of exercising the same shall be the entry by the person exercising the same into such arrangements with the Company with respect to withholding as the Committee may determine.

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         15. No Stockholder Status. Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.

         16. No Restrictions on Corporate Acts. Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

         17. No Employment Right. Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ or service of the Company or such Subsidiary.

         18. Termination and Amendment of the Plan. The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further approval of the holders of a majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders, increase the number of shares as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 13 hereof), or change the class of persons eligible to participate in the Plan, or change the manner of determining the option prices. Except as otherwise provided in Section 13 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

         19. Expiration and Termination of the Plan. The Plan shall terminate on April 19, 2011 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

         20. Options for Outside Directors.

                  (a) A director of the Company who is not an employee of the Company or a Subsidiary (an "Outside Director") shall be eligible to receive, in addition to any other Option which he or she may receive pursuant to Section 6 hereof, an Option in accordance with Section 20(b) hereof. Except as otherwise provided in this Section 20, each such Option shall be subject to all of the terms and conditions of the Plan.

                  (b)(i) On the date of each annual meeting of stockholders, each Outside Director shall receive a grant of an Option, which shall be a non-qualified stock option, to purchase 2,500 shares of Common Stock. If an Outside Director is first elected a member of the Company's


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Board of Directors other than at an annual meeting of stockholders, then, on the date he or she is first so elected, he or she shall receive a grant of an Option, which shall be a non-qualified stock option, to purchase 2,500 shares of Common Stock. Options granted to Outside Directors shall be immediately exercisable.


                  (ii) The number and nature of shares subject to any Option held by an Outside Director shall be subject to adjustment only to the extent set forth in Section 13 hereof.

                  (iii) The initial per share option price of each Option granted to an Outside Director under this Section 20 shall be equal to the fair market value of a share of the Common Stock on the date of grant.

                  (iv) The term of each Option granted to an Outside Director shall be five years from the date of the granting thereof, unless sooner terminated in accordance with Section 20(c).

                  (iv) All or any portion of the payment required upon the exercise of an Option granted to an Outside Director may be made in kind by the delivery of shares of the Common Stock having a fair market value equal to the portion of the option price so paid; provided, however, that no portion of such payment may be made by delivering shares of the Common Stock acquired upon the exercise of an Option if such shares shall not have been held by such Outside Director for at least six months; and provided further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Exchange Act, the Committee may implement procedures to allow a broker chosen by such Outside Director to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Outside Director, all or any portion of the shares of the Common Stock issuable upon such exercise.

         (c) If an Outside Director's service as a director terminates by reason of his or her death, each Option theretofore granted to him or her pursuant to
Section 20(b) hereof which shall not have theretofore expired or otherwise been cancelled shall terminate upon the earlier to occur of 12 months following the date of his or her death and the date of termination specified in such Option. If an Outside Director's service as a director terminates for any reason other than death, each Option theretofore granted to him or her pursuant to Section 20(b) hereof which shall not have theretofore expired or otherwise been cancelled shall terminate upon the earlier to occur of three months following such termination and the date of termination specified in such Option.

         (d) The provisions of this Section 20 may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are not Outside Directors.

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